Exhibit 99.2

FEDERAL HOME LOAN BANK OF INDIANAPOLIS
2019 BOARD COMMITTEE ASSIGNMENTS
AND CHAIR/VICE-CHAIR DESIGNATIONS

Executive/Governance Committee
Dan L. Moore, Chair
James L. Logue III, Vice Chair
Jonathan P. Bradford
Karen Gregerson
Michael J. Hannigan, Jr.
Michael J. Manica
Christine Coady Narayanan
John L. Skibski
Larry A. Swank
Larry W. Myers - Alternate

Affordable Housing Committee
Larry A. Swank, Chair
Ronald Brown, Vice Chair
Jonathan P. Bradford
Jeffrey G. Jackson
Carl E. Liedholm
James L. Logue III
Dan L. Moore, Ex-Officio Voting Member

Audit Committee
Robert D. Long, Chair
Ryan M. Warner, Vice Chair
Robert M. Fisher
Jeffrey G. Jackson
Larry W. Myers
Christine Coady Narayanan
John L. Skibski
Dan L. Moore, Ex-Officio Voting Member

Finance/Budget Committee
Carl E. Liedholm, Chair
Michael J. Manica, Vice Chair
Jonathan P. Bradford
Ronald Brown
Larry W. Myers
Larry A. Swank
Ryan M. Warner
Dan L. Moore, Ex-Officio Voting Member

Human Resources Committee
Christine Coady Narayanan, Chair
Michael J. Hannigan, Jr., Vice Chair
Charlotte C. Decker
Robert M. Fisher
Robert D. Long
Ryan M. Warner
Dan L. Moore, Ex-Officio Voting Member

Technology Committee
Karen F. Gregerson, Chair
Charlotte C. Decker, Vice Chair
Robert M. Fisher
Michael J. Hannigan, Jr.
Jeffrey G. Jackson
James L. Logue III
Robert D. Long
Dan L. Moore, Ex-Officio Voting Member

Risk Oversight Committee
John L. Skibski, Chair
Karen F. Gregerson, Vice Chair
Ronald Brown
Charlotte C. Decker
Carl E. Liedholm
Michael J. Manica
Dan L. Moore, Ex-Officio Voting Member

Council of FHLBanks
Dan L. Moore
James L. Logue III